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                                ON SEMICONDUCTOR          Exhibit 10.35
                       DIRECTOR DEFERRED COMPENSATION PLAN
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                                TABLE OF CONTENTS

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Section 1      Preamble....................................................  1
Section 2      DEFINITIONS.................................................  1
Section 3      ELIGIBILITY.................................................  3
Section 4      CONTRIBUTIONS...............................................  4
Section 5      WITHDRAWALS.................................................  4
Section 6      CREDITING OF CONTRIBUTIONS AND INCOME.......................  5
Section 7      VESTING.....................................................  7
Section 8      DISTRIBUTION OF BENEFITS....................................  7
Section 9      ADMINISTRATION OF THE PLAN..................................  9
Section 10     CLAIMS REVIEW PROCEDURE..................................... 11
Section 11     LIMITATION OF RIGHTS, CONSTRUCTION.......................... 12
Section 12     LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
               INCOMPETENT DISTRIBUTEE..................................... 12
Section 13     AMENDMENT, MERGER, AND TERMINATION.......................... 13
Section 14     GENERAL PROVISIONS.......................................... 14


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                                ON SEMICONDUCTOR
                       DIRECTOR DEFERRED COMPENSATION PLAN


                                   SECTION 1
                                    PREAMBLE

         SCG Holding Corporation, dba ON Semiconductor (the "Company"), hereby adopts the ON Semiconductor Director Deferred Compensation Plan (the "Plan") in order to provide its non-employee directors with an opportunity and incentive to save for retirement and other purposes.

                                   SECTION 2
                                  DEFINITIONS

         The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2 (and
Section 1), unless a clearly different meaning is required by the context in which the word or phrase is used:

         2.1 "Account" means the portion of a Participant's Account representing deferrals by a Participant under Section 4.1, as adjusted to reflect the rate of return on the Investment Funds in which the Account is invested and other credits or charges under this Plan

         2.2 "Beneficiary" means the person or entity that a Participant, in his most recent written designation filed with the Plan Administrator, has designated to receive his benefit under the Plan in the event of his death. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in any form as the Plan Administrator may prescribe and the Plan Administrator shall immediately notify the Trustee, in writing, of any designation or change in designation.

         2.3 "Board" means the Board of Directors of the Company.

         2.4 "Cause" means if the Plan Administrator, in its reasonable and good faith discretion, determines that the Director (a) fails to substantially perform his duties (other than as a result of Disability), after the Board delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (b) engages in willful misconduct or gross negligence that is materially injurious to the Company; (c) breaches his duty of loyalty to the Company; (d) impermissibly removes from the premises of the Company a document (of any media or form) relating to the Company or the customers of the Company; or (e) has committed a felony or a serious crime involving moral turpitude.

         2.5 "Change of Control" means and includes each of the following:

             (a) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's stock immediately prior to the merger

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have the same proportionate ownership of beneficial interest of common stock or interests of the surviving entity immediately after the merger;

             (b) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company;

             (c) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

             (d) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934), other than (A) an employee benefit plan of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding Stock; or

             (e) during any two-year period, individuals who at the beginning of the period do not constitute a majority of the Board at the end of such period, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period

         2.6 "Code" means the Internal Revenue Code of 1986, as amended.

         2.7 "Deferral Contributions" means contributions by a Participant pursuant to Section 4.1 of this Plan.


         2.8 "Director" means any member of the Board who is not an Employee.

         2.9 "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Plan Administrator is permanent and continuous in nature. The Plan Administrator may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

         2.10 "Effective Date" of this Plan means February 17, 2000.

         2.11 "Employee" means each person receiving remuneration, or who is entitled to remuneration, for services rendered to the Company as a common-law employee.

         2.12 "Fees" means the sum of a Participant's annual retainer fees and meeting fees payable to the Participant as a Director.


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         2.13 "Investment Fund" means the investment fund or funds established by the Plan Administrator pursuant to Section 6.3, into which Participants may direct the Trustee to invest amounts credited to their Accounts.

         2.14 "Participant" means a Director who has elected to participate under Section 3.2 and whose participation has not been terminated. If indicated by the context, the term Participant also includes former Participants whose active participation in the Plan has terminated but who have not received all amounts to which they are entitled under the Plan.

         2.15 "Participation Agreement" means the agreement entered into by the Company and a Participant as set forth in Section 3.2.

         2.16 "Plan Administrator" means the Company or the committee designated by the Company to carry out its responsibilities under the Plan as set forth in
Section 9.3.

         2.17 "Plan Year" shall mean the calendar year.

         2.18 "Trust Agreement" means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

         2.19 "Trustee" means the Trustee under the Trust Agreement.

         2.20 "Trust Fund" means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Participant contributions, earnings, or forfeitures.

         2.21 "Valuation Date" means the date or dates as of which amounts credited to a Participant's Account are adjusted to reflect the crediting of investment experience, the addition of Deferral Contributions, and subtraction of distributions. The Valuation Date is the last business day of each Plan Year and such other dates designated by the Plan Administrator.

                                   SECTION 3
                                  ELIGIBILITY

         3.1 GENERAL. Each Director shall be eligible to participate in the Plan.

         3.2 APPLICATION TO PARTICIPATE. Each Director may become a Participant by completing and signing an enrollment form provided by, or acceptable to, the Plan Administrator and delivering the form to the Plan Administrator. The Director must designate on the form the amount of his Deferral Contributions and must authorize the Company to reduce his Fees in an amount equal to his Deferral Contributions.

         3.3 TIMING OF PARTICIPATION. After a Director becomes eligible to participate in the Plan, the Director has 30 days to notify the Plan Administrator whether he will participate in the Plan. If the Director timely notifies the Plan Administrator of his intent to participate in the Plan, the Director's participation will commence on the first date that Fees are paid following


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or coinciding with the first day of the calendar month after the Plan
Administrator is so notified. If the Director does not timely notify the Plan Administrator of his intent to participate in the Plan, the Director's participation may commence on the first day of any later Plan Year by notifying the Plan Administrator prior to the first day of such Plan Year and provided further that the Director remains eligible to participate in the Plan under
Section 3.1.

         3.4 REVISED PARTICIPATION AGREEMENTS. A Participant may file a new Participation Agreement in order to change an election made in a previously filed Participation Agreement. If the Participant changes the amount or rate of his Deferral Contributions, the new amount or rate of Deferral Contributions will become effective as of the end of the Plan Year in which such new Participation Agreement is filed and only with respect to Fees payable for services as a Director thereafter. If the new Participation Agreement changes the method and/or timing of the commencement of distributions, the new election will only be honored if at least one full calendar year elapses between (a) the date as of which such distribution would otherwise have commenced and (b) the date as of which such distribution will commence under such election.

                                   SECTION 4
                                 CONTRIBUTIONS

         4.1 PARTICIPANT CONTRIBUTIONS.

             (a) DEFERRAL OF FEES. For any Plan Year, a Participant may elect to defer a portion of the Fees otherwise payable to him. Any such deferrals shall be in whole percentages or a specific dollar amount of the Participant's Fees, as specified in the Participant's Participation Agreement. Contributions of amounts deferred shall be made by the Company directly to the Trust.

             (b) LIMITATIONS ON DEFERRALS. Unless otherwise provided by the Plan Administrator, a Participant is permitted to defer up to 100% of the Participant's Fees under this Plan.

         4.2 CHANGE IN PARTICIPANT CONTRIBUTIONS. A Participant may change the amount or percentage of Deferral Contributions as of the first day of any Plan Year by filing a new Participation Agreement or any other form permitted by the Plan Administrator. The change shall become effective as provided in Section 3.4.

                                   SECTION 5
                                  WITHDRAWALS

         5.1 HARDSHIP. In the event of an unforeseeable financial emergency, a Participant may make a written request to the Plan Administrator for a hardship withdrawal from his Account. For purposes of this Plan, an "unforeseeable financial emergency" is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as such term is defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The granting of a Participant's request for a hardship withdrawal shall be left to the


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absolute discretion of the Plan Administrator and the Plan Administrator may
deny such request even if an unforeseeable financial emergency clearly exists. A request for a hardship withdrawal must be made in writing at least 30 days in advance, on a form provided by the Plan Administrator, and must be expressed as a specific dollar amount. The amount of a hardship withdrawal may not exceed the lesser of the amount required to meet the Participant's unforeseeable financial emergency or the entire balance of the Participant's Account. A hardship withdrawal will not be permitted to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, liquidation of the Participant's assets to the extent that such liquidation would not itself cause a severe financial hardship, or by the cessation of Deferral Contributions.

         5.2 ACCELERATION OF BENEFITS.

             (a) GENERAL. A Participant may elect to receive an accelerated withdrawal by filing an election with the Plan Administrator on such forms as may be prescribed from time to time by the Plan Administrator. If a Participant makes such an election, the Participant shall receive a single lump sum payment equal to the Participant's "available Account balance." For this purpose, the Participant's "available Account balance" equals the lesser of (a) the value of the Participant's Account as of the Valuation Date immediately prior to termination of service (plus any Deferral Contributions made between such Valuation Date and the date of termination of service), or (b) the sum of the Participant's Deferral Contributions made under the Plan. The accelerated withdrawal shall be paid as soon as reasonably practicable following the filing of the election by the Participant.

             (b) FORFEITURE. If the Participant elects to receive an accelerated withdrawal, the Participant shall forfeit any amounts ever credited as earnings or income on Deferral Contributions to his Account. The Deferral Contributions made by the Participant during the Plan Year in which the accelerated withdrawal request is made shall not be forfeited.

             (c) SUSPENSION OF PARTICIPATION. If a Participant elects to receive an accelerated withdrawal, the Participant's right to participate in the Plan shall be suspended for all future periods.

         5.3 CREDITING OF WITHDRAWALS. Withdrawals and other distributions shall be charged pro rata to the Investment Funds in which the Account of the Participant is invested, pursuant to his designation under Section 6.3 hereof.

                                   SECTION 6
                      CREDITING OF CONTRIBUTIONS AND INCOME

         6.1 TRANSFER TO TRUSTEE. All Deferral Contributions shall be transmitted to the Trustee by the Company as soon as reasonably practicable and shall be credited to the Accounts of the Participants immediately upon receipt. All payments from an Account between Valuation Dates shall be charged against the Account as of the preceding Valuation Date. The Accounts are bookkeeping accounts only and the Plan Administrator is not in any way obligated to segregate assets for the benefit of any Participant.


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         6.2 CREDITING TO ACCOUNTS. Except as otherwise provided in the Plan and
Trust, as of each Valuation Date the Plan Administrator shall adjust each Participant's Account with the positive or negative rate of return on the Investment Funds selected by the Participant pursuant to Section 6.3(b). The rate of return will be determined by the Plan Administrator pursuant to Section 6.3(c) and will be credited or charged against the "adjusted balance" of the Account, which will be the balance of the Account as of the preceding Valuation Date less all withdrawals, distributions and other amounts chargeable against the Account pursuant to any other provisions of this Plan since the prior Valuation Date. In the exercise of its discretion, the Plan Administrator also may direct that a portion of the Deferral Contributions made since the prior Valuation Date be considered in calculating the adjusted balance of the Account.

         6.3 INVESTMENT DIRECTION.

             (a) INVESTMENT FUNDS. The Plan Administrator shall establish one or more Investment Funds in which each Participant shall invest amounts credited to his Account. The Investment Funds shall include such funds as may be selected from time to time by the Plan Administrator. The Investment Funds may be changed from time to time by the Plan Administrator.

             (b) PARTICIPANT DIRECTIONS.

                 (1) GENERAL. Upon becoming a Participant of the Plan, each Participant may, subject to the approval by the Trustee, direct that all of the amounts attributable to his Account be invested in a single investment fund or may direct fractional (percentage) increments of his Account to be invested in such fund or funds as he shall desire, on such forms and in accordance with such procedures, if any, as may be established by the Plan Administrator. Subject to the Trustee's approval, such designation may be changed no more than twice per Plan Year (or such other greater amount as permitted by the Plan Administrator in its sole discretion), with respect to future contributions and transfers among Investment Funds, by filing an election with the Plan Administrator, on a form prescribed by the Plan Administrator. The designation will continue until changed by the timely submission of a new form.

                 (2) DEFAULT SELECTION. In the absence of any designation, a Participant will be deemed to have directed the investment of his Accounts in such Investment Funds as the Trustee, in its sole and absolute discretion, shall determine. In no event may a Participant designate the investment of his Account in stock or other securities of the Company or any Affiliate.

                 (3) IMPACT OF ELECTION. The Participant's selection of Investment Funds shall serve only as a measurement of the value of the Accounts of the Participant pursuant to Section 6.2 and Section 6.3(c) and the Plan Administrator and the Trustee are not required to invest a Participant's Accounts in accordance with the Participant's selections.

             (c) RATE OF RETURN. As soon as possible after each Valuation Date, the Plan Administrator shall determine the rate of return, positive or negative, experienced on each of the Investment Funds. The rate of return determined by the Plan Administrator in good faith


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and in its discretion pursuant to this Section shall be binding and conclusive on the Participant, the Participant's Beneficiary and all parties claiming through them.

             (d) CHARGES. The Plan Administrator may charge each Participant's Account for the reasonable expenses of carrying out investment instructions directly related to such Account.

                                   SECTION 7
                                    VESTING

         7.1 VESTING. Subject to Sections 5.2 and 8.1, Participant's shall have a fully vested, non-forfeitable interest in his Account at all times.

                                   SECTION 8
                            DISTRIBUTION OF BENEFITS

         8.1 TERMINATION OF SERVICE. A Participant who terminates service as a Director of the Company for any reason other than death or Disability is entitled to a distribution of amounts credited to his Account at the time and in the manner provided in Section 8.6. Notwithstanding the above, if the Participant's service is terminated for Cause, the Participant will forfeit any earnings or income ever credited to the Participant's Account and shall only be entitled to a distribution equal to the lesser of (a) the value of the Participant's Account as of the Valuation Date immediately prior to termination of service (plus any Deferral Contributions made between such Valuation Date and the date of termination of service), or (b) the sum of the Participant's Deferral Contributions made under the Plan.

         8.2 DISABILITY RETIREMENT. A Participant who terminates service as a Director of the Company due to Disability is entitled to a distribution of amounts credited to his Account as provided in Section 8.6. Subject to Section 8.6, the payments may commence as of his date of termination of service due to Disability.

         8.3 DEATH.

             (a) BENEFIT. If a Participant (which term for purposes of this Section includes a former Participant) dies before the day on which his benefit payments commence, the Participant's Beneficiary is entitled to a distribution of amounts credited to the Participant's Account at the time and in the manner provided in Section 8.6.

             (b) DEATH AFTER COMMENCEMENT OF BENEFITS. If a former Participant dies after the day on which his benefit payments commence, but prior to the complete distribution of all amounts to which such Participant is entitled, the Participant's Beneficiary is entitled to receive any remaining amounts to which the Participant would have been entitled had the Participant survived at the time and in the manner provided in Section 8.6. The Plan Administrator may require and rely upon such proofs of death and the right of any Beneficiary to receive benefits under this Section 8.3 as the Plan Administrator may reasonably determine, and its determination of death and the right of such Beneficiary to receive payment is binding and conclusive upon all persons.


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         8.4 PLANNED DISTRIBUTIONS. A Participant may, in his Participation
Agreement, make an irrevocable election to receive a distribution of benefits under this Plan with respect to all or any portion of Deferral Contributions made under this Plan at a specific time prior to termination of service, death, or Disability, provided, that such planned distribution may not be distributed earlier than four years after the date to which the Deferral Contribution relates is made and may not be paid out over a period of more than five years.

         8.5 CHANGE OF CONTROL. In the event of a Change of Control, the Participant shall be entitled to a lump sum payment of the entire amount allocated to the Participant's Account as of the date of such Change of Control. Such payment shall be made within 30 days of the effective date of the event constituting the Change of Control.

         8.6 TIME AND METHOD OF DISTRIBUTION OF BENEFITS.

             (a) TERMINATION. Payment to a Participant who is entitled to benefits under Section 8.1 will commence within a reasonable time following the Valuation Date next following the Participant's termination of service.

             (b) DISABILITY. Payment to a Participant who is entitled to benefits under Section 8.2 will commence as soon as possible after the Valuation Date next following the Participant's termination of service due to a Disability.

             (c) DEATH AFTER COMMENCEMENT OF PAYMENTS. If a Participant dies after the day on which his benefit payments commence but before the complete distribution to such Participant of the benefits payable to him under the Plan, any remaining benefits will be distributed to the Participant's Beneficiary in either a single lump sum or over the period of years selected by the Participant, provided that if the Participant's Beneficiary is not the Participant's spouse, the distribution will be made in a lump sum. Payments to the Beneficiaries entitled to payments pursuant to Section 8.3 will commence as soon as possible following the death of the Participant.

             (d) DEATH BEFORE COMMENCEMENT OF BENEFITS. If a Participant dies before the day on which his benefit payments commence, payments to the Participant's Beneficiary will commence as soon as possible following the Participant's death.

             (e) FORM OF PAYMENT. Any distribution paid from the Plan to a Participant or Beneficiary from a Participant's Account will be paid in cash. Except as otherwise provided in Sections 8.4 and 8.5, such distribution will be paid in either a lump sum payment or in installments over a period not to exceed 15 years; provided that if the value of the Participant's Account at the time of distribution is less than $100,000, the Plan Administrator reserves the right to make such distribution in a lump sum. Any remaining balance in the Participant's Account will be credited with investment experience in the Trust Fund.

         8.7 DESIGNATION OF BENEFICIARY. Each Participant has the right to designate, on forms supplied by, or acceptable to, and delivered to the Plan Administrator, a Beneficiary or Beneficiaries to receive his benefits in the event of his death. For each Participant who is married, his Beneficiary will be deemed to be his spouse, unless the Participant's spouse consents to the Participant's Beneficiary designation to the contrary. Such consent must be in


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writing, must acknowledge the effect of the Beneficiary designation and the spouse's consent thereto. Subject to the foregoing, each Participant may change his Beneficiary designation from time to time in the manner described above and the change will be effective upon receipt by the Plan Administrator, whether or not the Participant is living at the time the notice is received. There is no liability on the part of the Plan Administrator with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in the Plan Administrator's possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary will be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the Beneficiary shall be the estate of the Participant.

         8.8 PAYMENTS TO DISABLED. If a person entitled to any payment is under a legal disability, or in the sole judgment of the Plan Administrator is otherwise unable to apply such payment to his own interest and advantage, the Plan Administrator in the exercise of its discretion may make any such payment in any one or more of the following ways: (a) directly to such person, (b) to his legal guardian or conservator, or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit. The decision of the Plan Administrator will in each case be final and binding upon all persons in interest.

         8.9 UNDERPAYMENT OR OVERPAYMENT OF BENEFITS. In the event that, through misstatement or computation error, benefits are underpaid or overpaid, there is no liability for any more than the correct benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan. In lieu of receiving reduced benefits under the Plan, a Participant or beneficiary may elect to make a lump sum repayment of any overpayment.

                                   SECTION 9
                           ADMINISTRATION OF THE PLAN

         9.1 ADOPTION OF TRUST. The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

         9.2 POWERS OF THE PLAN ADMINISTRATOR.

             (a) The Plan Administrator is the named fiduciary with respect to the administration of the Plan.

             (b) The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all


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questions and disputes arising under this Plan. The Plan Administrator shall determine, in its discretion, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.

             (c) Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.

             (d) The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

             (e) The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator and shall distribute any forms, reports or statements to be distributed to Participants and others.

             (f) The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Company regarding the investment and reinvestment of the Trust Fund not less frequently than annually.

         9.3 CREATION OF COMMITTEE. The Company may appoint a committee to perform its duties as Plan Administrator by the adoption of appropriate Board of Directors resolutions. The committee must consist of at least two (2) members, and they shall hold office during the pleasure of the Board of Directors. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The committee shall conduct itself in accordance with the provisions of this Section 9. The members of the committee may resign with 30 days notice in writing to the Company and may be removed immediately at any time by written notice from the Company.

         9.4 CHAIRMAN AND SECRETARY. The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

         9.5 APPOINTMENT OF AGENTS. The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the Board of Directors.

         9.6 MAJORITY VOTE AND EXECUTION OF INSTRUMENTS. In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.


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         9.7 ALLOCATION OF RESPONSIBILITIES. The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

         9.8 CONFLICT OF INTEREST. No member of the committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

         9.9 FIDUCIARY AUTHORITY. All delegations of fiduciary responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the named fiduciary.

                                   SECTION 10
                             CLAIMS REVIEW PROCEDURE

         10.1 CLAIMS.

             (a) FILING OF CLAIM. A Participant or Beneficiary entitled to benefits need not file a written claim to receive benefits. If a Participant, Beneficiary or any other person is dissatisfied with the determination of his benefits, eligibility, participation or any other right or interest under this Plan, such person may file a written statement setting forth the basis of the claim with the Plan Administrator in a manner prescribed by the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

             (b) NOTICE OF DECISION. A written notice of the disposition of any such claim shall be furnished to the claimant within 30 days after the claim is filed with the Plan Administrator, provided that the Plan Administrator may have an additional period to decide the claim if it advises the claimant in writing of the need for an extension and the date on which it expects to decide the claim. The notice of disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate shall explain how the claimant can perfect the claim.

         10.2 APPEALS.

             (a) If the claimant should appeal to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Plan Administrator render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

             (b) If, upon appeal, the Plan Administrator shall grant the relief requested by the claimant, then, in addition, the Plan Administrator shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

         10.3 NOTICE OF DENIALS. The Plan Administrator's notice of denial of benefits shall identify the address to which the claimant may forward his appeal.

                                   SECTION 11
                       LIMITATION OF RIGHTS, CONSTRUCTION

         11.1 LIMITATION OF RIGHTS. Neither this Plan, the Trust nor membership in the Plan shall give any person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of the Company or as interfering with the right of the Company to terminate the service of any individual at any time.

         11.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Arizona.

                                   SECTION 12
                 LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
                             INCOMPETENT DISTRIBUTEE

         12.1 ANTI-ALIENATION CLAUSE. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

         12.2 PERMITTED ARRANGEMENTS. Section 12.1 shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). Additionally, Section 12.1 shall not preclude arrangements for the distribution of the benefits of a Participant or Beneficiary pursuant to the terms and provisions of a "domestic relations order" in accordance with such procedures as may be established from time to time by the Plan Administrator.

         12.3 PAYMENT TO MINOR OR INCOMPETENT. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Plan Administrator to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

                                   SECTION 13
                       AMENDMENT, MERGER, AND TERMINATION

         13.1 AMENDMENT. The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without its written consent; and provided further that the amendment shall not reduce any Participant's interest in the Plan, calculated as of the date on which the amendment is adopted.

         13.2 MERGER OR CONSOLIDATION OF COMPANY. The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

         13.3 TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder.

         13.4 LIMITATION OF COMPANY'S LIABILITY. The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant or to be consideration for, an inducement to, or a condition of the continued service of the Participant or any other individual. A Participant or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

                                   SECTION 14
                               GENERAL PROVISIONS


         14.1 STATUS OF PARTICIPANTS AS UNSECURED CREDITORS. All benefits under the Plan shall be the unsecured obligations of the Company as applicable, and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Company, as applicable, for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         14.2 UNIFORM ADMINISTRATION. Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated.

         14.3 HEIRS AND SUCCESSORS. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

         To signify its adoption of this Plan document, the Company has caused this Plan document to be executed by a duly authorized officer of the Company on this 8th day of March, 2000.

                                              SCG HOLDING CORPORATION


                                              By    George H. Cave
                                                 ---------------------------
                                                Its Secretary
                                                    ------------------------


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